UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 20, 2005, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended September 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Earnings Release of Provident Financial Holdings, Inc. dated October 20, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2005                                          PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                               /s/ Craig G. Blunden
                                                                               Craig G. Blunden
                                                                               Chairman, President and Chief Executive Officer
                                                                               (Principal Executive Officer)

                                                                               /s/ Donavon P. Ternes
                                                                               Donavon P. Ternes
                                                                               Chief Financial Officer
                                                                               (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                                        Contacts:
Riverside, CA 92506                                                                         Craig G. Blunden, CEO
(951) 686 - 6060                                                                                Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS FIRST QUARTER EARNINGS

First Quarter Net Income Increases 16%

First Quarter EPS of $0.71, Up 18%

Deposit Growth Accelerates

Strong Loan Origination Volume

        Riverside, Calif. - October 20, 2005 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the first quarter of its fiscal year ending June 30, 2006.

        For the quarter ended September 30, 2005, the Company reported net income of $4.93 million, or 71 cents per diluted share (on 6.93 million weighted-average shares outstanding), compared to net income of $4.26 million, or 60 cents per diluted share (on 7.07 million weighted-average shares outstanding), in the comparable period a year ago.

        "We continue to benefit from the growth opportunities available within the Inland Empire of Southern California," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Moreover, the prudent growth of our Company has offset the flat yield curve environment, which has negatively impacted our net interest margin."

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        Return on average assets for the first quarter of fiscal 2006 was 1.22 percent, compared to 1.24 percent for the same period of fiscal 2005. Return on average stockholders' equity for the first quarter of fiscal 2006 was 15.80 percent, compared to 15.35 percent for the comparable period of fiscal 2005.

        On a sequential quarter basis, net income for the first quarter of fiscal 2006 increased by $103,000 to $4.93 million, or two percent, from $4.83 million in the fourth quarter of fiscal 2005; and diluted earnings per share increased 3 cents to 71 cents, or four percent, from 68 cents in the fourth quarter of fiscal 2005 results. Return on average assets remained unchanged at 1.22 percent for the first quarter of fiscal 2006 as compared to the fourth quarter of fiscal 2005, while return on average equity decreased 13 basis points to 15.80 percent for the first quarter of fiscal 2006 from 15.93 percent in the fourth quarter of fiscal 2005.

        Net interest income before provision for loan losses increased $1.02 million, or 10 percent, to $10.97 million in the first quarter of fiscal 2006 from $9.95 million for the same period in fiscal 2005. Non-interest income decreased $138,000, or two percent, to $5.96 million in the first quarter of fiscal 2006 from $6.09 million in the comparable period of fiscal 2005. Non-interest expense increased $543,000, or seven percent, to $8.15 million in the first quarter of fiscal 2006 from $7.61 million in the comparable period in fiscal 2005.

        The average balance of loans outstanding increased by $274.8 million to $1.30 billion in the first quarter of fiscal 2006 from $1.03 billion in the same quarter of fiscal 2005, and the average yield increased by 13 basis points to 5.86 percent in the first quarter of fiscal 2006 from an average yield of 5.73 percent in the same quarter of fiscal

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2005. The increase in the average loan yield was primarily attributable to new loans and the repricing of adjustable rate loans. Total portfolio loan originations (including loans purchased for investment) in the first quarter of fiscal 2006 were $166.1 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including loans purchased for investment) of $221.9 million in the first quarter of fiscal 2005. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $46.9 million, or 17 percent, to $318.9 million at September 30, 2005 from $272.0 million at September 30, 2004. The ratio of preferred loans to total portfolio loans remained unchanged at 28 percent at September 30, 2005 as compared to the ratio at September 30, 2004. Loan prepayments in the first quarter of fiscal 2006 were $143.8 million, compared to $129.5 million in the same quarter of fiscal 2005.

        Average deposits increased by $65.7 million to $936.9 million and the average cost of deposits increased by 50 basis points to 2.11 percent in the first quarter of fiscal 2006, compared to an average balance of $871.2 million and an average cost of 1.61 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $68.9 million, or 13 percent, to $474.6 million at September 30, 2005 from $543.5 million at September 30, 2004. The decrease is attributable to a decline in money market and savings accounts, partly offset by an increase in checking accounts. Time deposits increased by $157.3 million, or 47 percent, to $488.5 million at September 30, 2005 as compared to $331.2 million at September 30, 2004. The increase is primarily

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attributable to the Company's successful time deposit marketing campaign and depositors switching from money market accounts.

     The average balance of FHLB advances increased by $170.1 million to $526.3 million, and the average cost of advances increased 2 basis points to 4.04 percent in the first quarter of fiscal 2006, compared to an average balance of $356.2 million and an average cost of 4.02 percent in the same quarter of fiscal 2005. The increase in the average cost of FHLB advances was primarily the result of new long-term advances at a higher average cost, partly offset by a higher percentage of overnight advances to total advances, which have a lower average cost.

        The net interest margin during the first quarter of fiscal 2006 decreased 23 basis points to 2.80 percent, compared to 3.03 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2006 decreased 10 basis points from 2.90 percent in the fourth quarter of fiscal 2005.

        During the first quarter of fiscal 2006, the provision for loan losses was $65,000, compared to $642,000 during the same period of fiscal 2005. The decrease was primarily attributable to a smaller provision on impaired loans, partly offset by an increase in non-performing loans. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the first quarter of fiscal 2006 compared to the same period of fiscal 2005 was primarily the result of a gain on sale of investment securities in the first quarter of fiscal 2005 which was not replicated in the first quarter of fiscal 2006. The gain on sale of loans was $4.39 million as compared to $4.38 million in the comparable quarter last year. The average loan sale margin for mortgage banking

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was 123 basis points, down 30 basis points from 153 basis points in the comparable quarter last year, while the volume of loans originated for sale increased. On a sequential quarter basis, the average loan sale margin for mortgage banking in the first quarter of fiscal 2006 decreased by 17 basis points from 140 basis points in the prior quarter and was largely the result of poorer execution (lower prices), partly offset by a favorable fair value adjustment required by Statement of Financial Accounting Standards ("SFAS") No. 133. The volume of loans originated for sale remained strong, totaling $389.3 million in the first quarter of fiscal 2006 as compared to $299.3 million during the same period last year, as a result of relatively low mortgage interest rates and continued strength in the Southern California real estate market. In the first quarter of fiscal 2006, the Company sold $18.5 million of loans held for investment which contained certain higher risk characteristics and recognized an $11,000 gain on sale. Total loan originations (including purchased loans) were $555.4 million in the first quarter of fiscal 2006, up from $521.2 million in the same quarter of fiscal 2005.

        In the first quarter of fiscal 2006, the fair-value adjustment of derivative financial instruments pursuant to SFAS No. 133 on the consolidated statement of operations was a favorable $319,000, compared to a favorable adjustment of $41,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

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        Non-interest expense for the first quarter of fiscal 2006 increased $543,000, or seven percent, to $8.15 million from $7.61 million in the same quarter in fiscal 2005. The increase in non-interest expense was primarily the result of an increase in variable compensation expense related to loan production volume in both business segments (community banking and mortgage banking), lease expense on new loan production offices and Sarbanes-Oxley compliance expenses. Also, on July 1, 2005, the Company adopted SFAS No. 123R (Share-Based Payment) and recorded $93,000 of stock option compensation expense in the first quarter of fiscal 2006. The Company's efficiency ratio increased slightly to 48 percent in the first quarter of fiscal 2006 from 47 percent in the first quarter of fiscal 2005.

        Non-performing assets increased to $1.8 million, or 0.11 percent of total assets, at September 30, 2005, compared to $1.1 million, or 0.07 percent of total assets, at September 30, 2004. The allowance for loan losses was $9.3 million at September 30, 2005, or 0.82 percent of gross loans held for investment, compared to $8.3 million, or 0.86 percent of gross loans held for investment at September 30, 2004.

        The effective income tax rate for the first quarter of fiscal 2006 was 43.3 percent as compared to 45.4 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the first quarter of fiscal 2006 reflects its current income tax obligations.

        On September 13, 2005, the Company announced the sale of a commercial office building located in Riverside, California (subject to certain conditions and contingencies). The Company anticipates that the transaction will close in the quarter ending December 31, 2005 and will result in a one-time gain (net of taxes) of approximately $3.4 million.

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        The Company repurchased 28,000 shares of its common stock during the quarter ended September 30, 2005 at an average cost of $28.30 per share. As of September 30, 2005, the Company has repurchased eight percent of the shares authorized by the June 2005 Stock Repurchase Program, leaving 319,840 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 14 Provident Bank Mortgage loan production offices located throughout Southern California. During the first quarter of fiscal 2006, the Bank opened a retail loan production office in Carlsbad, California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, October 21, 2005 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (877) 209-0397 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, October 28, 2005 by dialing (800) 475-6701 and referencing access code number 798717.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	September 30, 2005	June 30, 2005

Assets
Cash and due from banks	$ 22,389	$ 20,342
Federal funds sold	59,000	5,560
Cash and cash equivalents	81,389	25,902

Investment securities - held to maturity
(fair value $51,036 and $51,327, respectively)	52,228	52,228
Investment securities - available for sale at fair value	161,850	180,204
Loans held for investment, net of allowance for loan losses of
$9,280 and $9,215, respectively	1,127,538	1,131,905
Loans held for sale, at lower of cost or market	13,918	5,691
Receivable from sale of loans	124,605	167,813
Accrued interest receivable	5,849	6,294
Real estate held for investment, net	9,693	9,853
Federal Home Loan Bank ("FHLB") - San Francisco stock	38,412	37,130
Premises and equipment, net	7,424	7,443
Prepaid expenses and other assets	8,323	7,659

Total assets	$ 1,631,229	$ 1,632,122

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 52,651	$ 48,173
Interest bearing deposits	910,456	870,458
Total deposits	963,107	918,631

Borrowings	507,337	560,845
Accounts payable, accrued interest and other liabilities	34,499	29,657
Total liabilities	1,504,943	1,509,133

Stockholders' equity:
Preferred stock, $.01 par value; (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value; (15,000,000 shares authorized; 11,976,999 and 11,973,340 shares issued, respectively; 6,931,612 and 6,956,815 shares outstanding, respectively)

	120	120
Additional paid-in capital	60,037	59,497
Retained earnings	130,340	126,381
Treasury stock at cost (5,045,387 and 5,016,525 shares, respectively)
	(62,865)	(62,046)
Unearned stock compensation	(1,117)	(1,272)
Accumulated other comprehensive (loss) income, net of tax	(229)	309

Total stockholders' equity	126,286	122,989

Total liabilities and stockholders' equity	$ 1,631,229	$ 1,632,122

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - Dollars in Thousands, Except Earnings Per Share)
	Quarter Ended September 30,

	2005	2004
Interest income:
Loans receivable, net	$ 19,043	$ 14,683
Investment securities	1,813	2,033
FHLB - San Francisco stock	405	370
Interest-earning deposits	40	5
Total interest income	21,301	17,091

Interest expense:
Checking and money market deposits	287	295
Savings deposits	904	1,235
Time deposits	3,782	2,004
Borrowings	5,358	3,605
Total interest expense	10,331	7,139

Net interest income	10,970	9,952
Provision for loan losses	65	642
Net interest income after provision for loan losses	10,905	9,310

Non-interest income:
Loan servicing and other fees	643	399
Gain on sale of loans, net	4,393	4,376
Real estate operations, net	5	120
Deposit account fees	494	455
Gain on sale of investment securities	-	384
Other	420	359
Total non-interest income	5,955	6,093

Non-interest expense:
Salaries and employee benefits	5,204	5,077
Premises and occupancy	793	671
Equipment	399	404
Professional expenses	344	220
Sales and marketing expenses	219	182
Other	1,194	1,056
Total non-interest expense	8,153	7,610

Income before taxes	8,707	7,793
Provision for income taxes	3,774	3,538
Net income	$ 4,933	$ 4,255

Basic earnings per share	$ 0.75	$ 0.64
Diluted earnings per share	$ 0.71	$ 0.60
Cash dividends per share	$ 0.14	$ 0.10

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - Dollars in Thousands, Except Earnings Per Share)
	Quarter Ended
	September 30,	June 30,
	2005	2005
Interest income:
Loans receivable, net	$ 19,043	$ 18,228
Investment securities	1,813	1,975
FHLB - San Francisco stock	405	405
Interest-earning deposits	40	30
Total interest income	21,301	20,638

Interest expense:
Checking and money market deposits	287	291
Savings deposits	904	1,001
Time deposits	3,782	3,244
Borrowings	5,358	4,947
Total interest expense	10,331	9,483

Net interest income	10,970	11,155
Provision for loan losses	65	335
Net interest income after provision for loan losses	10,905	10,820

Non-interest income:
Loan servicing and other fees	643	500
Gain on sale of loans, net	4,393	5,058
Real estate operations, net	5	28
Deposit account fees	494	459
Other	420	413
Total non-interest income	5,955	6,458

Non-interest expense:
Salaries and employee benefits	5,204	5,953
Premises and occupancy	793	770
Equipment	399	368
Professional expenses	344	450
Sales and marketing expenses	219	217
Other	1,194	1,160
Total non-interest expense	8,153	8,918

Income before taxes	8,707	8,360
Provision for income taxes	3,774	3,530
Net income	$ 4,933	$ 4,830

Basic earnings per share	$ 0.75	$ 0.73
Diluted earnings per share	$ 0.71	$ 0.68
Cash dividends per share	$ 0.14	$ 0.14

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands, Except Share Information)	Quarter Ended September 30,
	2005	2004
SELECTED FINANCIAL RATIOS:
Return on average assets	1.22%	1.24%
Return on average stockholders' equity	15.80%	15.35%
Stockholders' equity to total assets	7.74%	7.75%
Net interest spread	2.64%	2.89%
Net interest margin	2.80%	3.03%
Efficiency ratio	48.17%	47.43%
Average interest-earning assets to average
interest-bearing liabilities	107.11%	107.15%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.75	$ 0.64
Diluted earnings per share	$ 0.71	$ 0.60
Book value per share	$ 18.22	$ 16.03
Shares used for basic EPS computation	6,584,785	6,601,760
Shares used for diluted EPS computation	6,926,957	7,073,244
Total shares issued and outstanding	6,931,612	6,993,029

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.16%	0.11%
Non-performing assets to total assets	0.11%	0.07%
Allowance for loan losses to non-performing loans	512.42%	768.44%
Allowance for loan losses to gross loans held for investments	0.82%	0.86%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.90%	6.43%
Tier 1 (core) capital ratio	6.90%	6.43%
Total risk-based capital ratio	12.32%	11.24%
Tier 1 risk-based capital ratio	11.36%	10.31%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 133,102	$ 82,312
Wholesale originations	256,155	216,958
Total loans originated for sale	$ 389,257	$ 299,270

LOANS SOLD:
Servicing released	$ 392,860	$ 283,385
Servicing retained	6,637	19,752
Total loans sold	$ 399,497	$ 303,137

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of September 30,
	2005		2004
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 51,027	2.82%	$ 54,031	2.78%
U.S. government agency MBS	3	10.00	5	11.12
Corporate bonds	998	6.80	2,799	7.04
Certificates of deposit	200	3.00	200	1.23
Total investment securities held to maturity	52,228	2.90	57,035	2.98

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	24,246	2.86	24,622	2.86
U.S. government agency MBS	50,222	4.09	54,933	3.86
U.S. government sponsored enterprise MBS	80,355	3.72	122,835	3.72
Private issue CMO	6,670	3.64	9,533	3.66
Freddie Mac common stock	339		391
Fannie Mae common stock	18		25
Total investment securities available for sale	161,850	3.69	212,339	3.65
Total investment securities	$ 214,078	3.50%	$ 269,374	3.51%

LOANS HELD FOR INVESTMENT :
Single-family (1 to 4 units)	$ 802,962	5.46%	$ 678,481	5.35%
Multi-family (5 or more units)	118,828	5.80	85,254	5.57
Commercial real estate	130,719	6.67	106,335	6.40
Construction	150,793	7.76	143,549	5.70
Commercial business	15,391	7.78	15,904	6.64
Consumer	783	9.45	881	8.22
Other	11,602	8.12	11,730	6.84
Total loans held for investment	$ 1,231,078	5.96%	$ 1,042,134	5.56%

Undisbursed loan funds	(96,869)		(79,090)
Deferred loan costs	2,609		1,755
Allowance for loan losses	(9,280)		(8,253)
Total loans held for investment, net	$ 1,127,538		$ 956,546

Purchased loans serviced by others included above	$ 57,630	6.65%	$ 47,949	5.82%

DEPOSITS :
Checking accounts - non-interest bearing	$ 52,651	-%	$ 44,975	-%
Checking accounts - interest bearing	133,198	0.54	120,571	0.52
Savings accounts	245,302	1.42	331,146	1.46
Money market accounts	43,452	1.20	46,846	1.08
Time deposits	488,504	3.40	331,224	2.64
Total deposits	$ 963,107	2.21%	$ 874,762	1.68%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
As of September 30,
(Dollars in Thousands)	2005	2004
Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 71,500	4.05%	$ 110,500	1.94%
Six months or less	47,000	3.76	10,000	5.79
Over six months to one year	10,000	2.36	5,000	6.50
Over one year to two years	60,000	3.46	32,000	3.37
Over two years to three years	67,000	3.77	55,000	3.43
Over three years to four years	50,000	3.74	42,000	3.80
Over four years to five years	47,000	4.01	50,000	3.74
Over five years	154,837	4.90	121,869	4.95
Total borrowings	$ 507,337	4.11%	$ 426,369	3.64%

Quarter Ended
September 30,
2005	2004
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance

Loans receivable, net (1)	$ 1,300,225	$ 1,025,428
Investment securities	224,366	259,483
FHLB - San Francisco stock	37,921	28,783
Interest earning deposits	4,699	1,467
Total interest earning assets	$ 1,567,211	$ 1,315,161

Deposits	$ 936,932	$ 871,193
Borrowings	526,281	356,209
Total interest bearing liabilities	$ 1,463,213	$ 1,227,402

Quarter Ended
September 30,
2005	2004
Yield/Cost	Yield/Cost

Loans receivable, net (1)	5.86%	5.73%
Investment securities	3.23%	3.13%
FHLB - San Francisco stock	4.27%	5.14%
Interest earning deposits	3.40%	1.36%
Total interest earning assets	5.44%	5.20%

Deposits	2.11%	1.61%
Borrowings	4.04%	4.02%
Total interest bearing liabilities	2.80%	2.31%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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